                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                         ----------------------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934
                     --------------------------------------


        Date of Report (Date of earliest event reported) October 8, 1997

                              Waters Corporation
     --------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

--------------------------------------------------------------------------------
Delaware                     0-14010                   13-3668640
--------                    (Commission              (IRS Employer
(State or other             File Number)            Identification  No.)
 jurisdiction
of incorporation)
--------------------------------------------------------------------------------
                                34 Maple Street
                         Milford, Massachusetts 01757
--------------------------------------------------------------------------------
        (Address of principal executive offices)             (Zip Code)

       Registrant's telephone number, including area code (508) 478-2000

                                Not Applicable
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

                            Exhibit Index on page 35

                               Page 1 of 35 pages

INTRODUCTORY NOTES

On September 23, 1997, Water Corporation, along with its wholly owned subsidiary, Waters Technologies Corporation, (collectively referred to herein as the "Company"), completed its acquisition of Micromass Limited and its subsidiaries (collectively referred to herein as "Micromass"), a British company. Pursuant to the transaction, the Company purchased 100% of the capital stock of Micromass from Micromass management, Micromass Employee Share Scheme Limited, and certain funds of Schroder Ventures for aggregate consideration of (Pounds) 109 million ($175.9 million) consisting of cash, stock and notes. /1/ The Acquisition was financed through drawings on the revolving credit facility under the Company's Amended and Restated Credit Agreement, dated as of June 16, 1997, as amended by the First Amendment dated September 4, 1997, by and among the Company, Bankers' Trust Company and other Lenders party thereto (the "Credit Agreement").

On October 8, 1997, Waters Corporation filed a Current Report on Form 8-K to report the Acquisition. The purpose of this Amendment No. 1 to Current Report on Form 8-K, filed on Form 8-K/A, is to file the additional financial statements of Micromass Limited and file the pro forma financial statements required by Item 7(b).

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) Financial Statements of Business Acquired.

         Financial Statements of Micromass Limited are included herein beginning on page F-1.

     (b) Proforma Financial Information.


UNAUDITED PRO FORMA FINANCIAL DATA

The following unaudited pro forma consolidated statements of continuing operations for the nine-month period ending September 30, 1997 and for the year ending December 31, 1996 give effect to the Micromass Limited Acquisition. An unaudited pro forma balance sheet of the Company is not required since the Micromass Limited Acquisition was included in the Company's 10Q filing for the third quarter of 1997. The Micromass Limited historical results in the pro forma consolidated statement of continuing operations for the year ending December 31, 1996 include the operational results of predecessor entities.

The unaudited pro forma financial data are based on the historical consolidated financial statements for the Company and Micromass Limited and the assumptions and adjustments described in the accompanying notes. The unaudited pro forma statements of continuing operations do not (i) purport to represent what the Company's results of operations actually would have been if the events described above had occurred as of the dates indicated or what such results will be for any future periods or (ii) give effect to certain non-recurring charges which resulted from these events. Future non-recurring charges related to the Micromass Limited Acquisition include approximately $33 million of revaluation of acquired inventory which will be taken as a charge over the fourth quarter of 1997 and the first quarter of 1998. The unaudited pro forma financial data are based upon assumptions that the Company believes are reasonable and should be read in conjunction with the Consolidated Financial Statements and accompanying notes thereto included elsewhere in this report.

/1/ Dollar conversions are based on an exchange rate as of September 23, 1997 of 1.6140.

                              WATERS CORPORATION
      UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF CONTINUING OPERATIONS
                     (In thousands, except per share data)

                                                                          Micromass         Micromass
                                                  Waters Corporation       Limited           Limited
                                                      Historical          Historical       Acquisition      Pro
                                                  September 30, 1997  September 30, 1997   Adjustments     Forma
                                                  ------------------  ------------------   -----------    --------
Net Sales                                              $313,715             $76,159                       $389,874
Cost of sales                                           115,066              53,444                        168,510
Revaluation of acquired inventory                             0                                                  0
                                                       --------             -------          -------      --------
    Gross profit                                        198,649              22,715                0       221,364
Selling, general and administrative expenses            116,993               2,252                        119,245
Research and development expenses                        17,851               5,724                         23,575
Goodwill and purchased technology, net                    4,216                 734            1,515 (b)     6,465
Expensed in-process research and development             55,000                              (55,000)(a)         0
                                                       --------             -------          -------      --------
    Operating income                                      4,589              14,005           53,485        72,079
Interest expense, net                                     8,317               2,534            5,461 (c)    16,312
Unrealized loss on future cash flow hedges                                    1,128                          1,128
                                                       --------             -------          -------      --------
    Income from continuing operations
        before income taxes                              (3,728)             10,343           48,024        54,639
Provision for income taxes                               10,254               4,006           (3,332)(d)    10,928
                                                       --------             -------          -------      --------
    Income from continuing operations                   (13,982)              6,337           51,356        43,711
Less: Accretion of and 6% dividend on preferred stock       705               1,842           (1,842)(e)       705
                                                       --------             -------          -------      --------
    Income from continuing operations
        available to common stockholders               $(14,687)            $ 4,495          $53,198      $ 43,006
                                                       ========             =======          =======      ========
    Income per common share from
        continuing operations                            ($0.46)                                             $1.33
Weighted average number of common shares                 31,912                                  375 (f)    32,287

See Notes to Unaudited Pro Forma Consolidated Statement of Continuing
Operations.

                              WATERS CORPORATION
      UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF CONTINUING OPERATIONS
                     (In thousands, except per share data)

                                                                          Micromass         Micromass
                                                  Waters Corporation       Limited           Limited
                                                      Historical          Historical       Acquisition      Pro
                                                  December 31, 1996    December 31, 1996   Adjustments     Forma
                                                  ------------------  ------------------   -----------    --------
Net Sales                                              $391,113             $96,637                       $487,750
Cost of sales                                           145,254              72,418                        217,672
Revaluation of acquired inventory                         6,100                                              6,100
                                                       --------             -------          -------      --------
    Gross profit                                        239,759              24,219                0       263,978
Selling, general and administrative expenses            148,513               3,367                        151,880
Research and development expenses                        20,898               7,754                         28,652
Goodwill and purchased technology, net                    5,219                 758            2,241 (b)     8,218
Expensed in-process research and development             19,300                                             19,300
                                                       --------             -------          -------      --------
    Operating income                                     45,829              12,340           (2,241)       55,928
Interest expense, net                                    14,740               2,798            7,862 (c)    25,400
Unrealized (gain) on future cash flow hedges                                 (1,153)                        (1,153)
                                                       --------             -------          -------      --------
    Income from continuing operations
        before income taxes                              31,089              10,695          (10,103)       31,681
Provision for income taxes                               11,230               3,107           (2,921)(d)    11,416
                                                       --------             -------          -------      --------
    Income from continuing operations                    19,859               7,588           (7,182)       20,265
Extraordinary loss/(gain)                                22,264                (285)                        21,979
                                                       --------             -------          -------      --------
    Net income                                           (2,405)              7,873           (7,182)       (1,714)
Less: Accretion of and 6% dividend on preferred stock     921                 4,498           (4,498)(e)       921
                                                       --------             -------          -------      --------
    Income from continuing operations
        available to common stockholders               $ (3,326)            $ 3,375          $(2,684)     $ (2,635)
                                                       ========             =======          =======      ========
    Income per common share from
        continuing operations                            ($0.11)                                            ($0.08)
Weighted average number of common shares                 31,628                                  375 (f)    32,003

           See Notes to Unaudited Pro Forma Consolidated Statement
                           of Continuing Operations.

                              WATERS CORPORATION
 NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF CONTINUING OPERATIONS
                            (Dollars in thousands)

The unaudited Pro Forma Consolidated Statements of Continuing Operations are based on the following assumptions and adjustments:

(a) The Unaudited Pro Forma Statement of Continuing Operations excludes the nonrecurring charge related to the write-off of in-process research and development from the Micromass Limited acquisition in 1997.

(b) Reflects the elimination of Micromass historical goodwill amortization amounting to $734 and $758 for 1997 and 1996 Periods, respectively, incurred as a stand alone company and incremental amortization of $2,249 and $2,999 for 1997 and 1996 Periods, respectively, for goodwill and other intangibles arising from the Micromass acquisition over a ten to forty year amortization period.

(c) Represents the elimination of Micromass historical interest expense amounts of $2,534 and $2,798 for 1997 and 1996 Periods, respectively, incurred as a stand alone company and incremental interest expense of $7,995 and $10,660 for 1997 and 1996 Periods, respectively, resulting from borrowings under the Bank Credit Agreement totaling approximately $164,000 to fund the Micromass Acquisition (assuming an interest rate of 6.5% per annum).

(d) Adjustment to income tax expense is to reflect the estimated income tax effects of certain pro forma adjustments. The Company's pro forma effective income tax rate is lower than the U.S. federal statutory rate due to net operating loss carryforwards offset by the effect of nondeductible acquisition related amortization.

(e) Represents the elimination of $1,842 and $4,498 for 1997 and 1996, respectively, of Micromass historical accretion of redeemable preference shares.

(f) Represents 375,000 shares issued as part of the Micromass Limited Acquisition for 1997 and 1996.

     (c)  Exhibits.

2.1 Agreement for the Sale and Purchase of Micromass Limited dated as of September 12, 1997, between Micromass Limited, Schroder UK Buy-Out Fund III Trust I and Others, Waters Corporation and Waters Technologies Corporation. (Incorporated by reference to the Registrant's Current Report on Form 8-K, filed October 8, 1997.)

23.1 Consent of KPMG.

                                                               MICROMASS LIMITED
                                               CONSOLIDATED FINANCIAL STATEMENTS


                         REPORT OF INDEPENDENT AUDITORS
        TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF MICROMASS LIMITED

We have audited the accompanying consolidated balance sheets of Micromass Limited at September 30, 1997 and at December 31, 1996 and the related consolidated profit and loss account, cash flow statement, reconciliation of movements in shareholders' funds and statement of total recognised gains and losses for the period from January 1, 1997 to September 30, 1997 and March 29, 1996 to December 31, 1996 and the combined profit and loss account, cash flow statement, reconciliation of movement in shareholders funds and statement of total recognised gains and losses of the Mass Spectrometry business of Fisons Plc for the period from January 1, 1996 to March 29, 1996. These financial statements are set out on pages 2 to 25 and are the responsibility of the directors of Micromass Limited. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United Kingdom generally accepted auditing standards, which do not differ in any significant respect from United States of America generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit also includes assessing the accounting principles used and significant estimates by the directors, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Micromass Limited and its subsidiaries at September 30, 1997 and at December 31, 1996 and the results of their operations and their cash flows for the period from January 1, 1997 to September 30, 1997 and March 29, 1996 to December 31, 1996 in conformity with accounting principles generally accepted in the United Kingdom. In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined results of the operations and cash flows of the Mass Spectrometry business of Fisons Plc for the period from January 1, 1996 to March 29, 1996 in conformity with accounting principles generally accepted in the United Kingdom.

As discussed in Note 26 to the financial statements, effective March 29, 1996, Micromass Limited acquired the trade and assets of the Mass Spectrometry business of Fisons Plc in a business combination accounted for as a purchase. As a result of this acquisition, the combined financial information for the period prior to acquisition is presented on a different basis from that for the consolidated financial information for the periods after the acquisition and, therefore, is not comparable in all respects. Certain costs and expenses presented in the combined financial statements represent allocations and the present directors' best estimates of the costs of services provided to the predecessor entities by Fisons Plc. As a result, the combined financial statements presented may not be indicative of the financial position or results of operations that would have been achieved had the predecessor business operated as a non-affiliated entity.

Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States of America. Application of accounting principles generally accepted in the United States of America would have affected the combined results of operations for the period from January 1, 1997 to September 30, 1997 and for the period from January 1, 1996 to December 31, 1996 and total shareholders' funds at September 30, 1997 and at December 31, 1996 to the extent summarised in note 28 to the financial statements.

                                                                26 November 1997

KPMG

Chartered Accountants
and Registered Auditors

Manchester, England

                                                               MICROMASS LIMITED
                                               CONSOLIDATED FINANCIAL STATEMENTS


CONSOLIDATED PROFIT AND LOSS ACCOUNT

                                                                                SUCCESSOR                  PREDECESSOR
                                                                                   GROUP                      ENTITIES
                                                           Note        9 MONTHS TO       9 months to       3 months to
                                                                      30 SEPTEMBER       31 December          29 March
                                                                              1997              1996              1996
                                                                       (Pounds)000       (Pounds)000       (Pounds)000

TURNOVER FROM CONTINUING OPERATIONS                            2            46,712            50,619             7,991
Cost of sales                                                              (32,780)          (35,666)           (8,440)
                                                                          --------          --------           -------
GROSS PROFIT/(LOSS)                                                         13,932            14,953              (449)
Distribution costs                                                          (1,159)           (1,279)             (283)
Administrative expenses                                                     (4,183)           (4,569)             (919)
                                                                          --------          --------           -------
OPERATING PROFIT/(LOSS) FROM CONTINUING OPERATIONS           3-5             8,590             9,105            (1,651)
Other interest receivable and similar income                                   410               373                 -
Interest payable and similar charges                           6            (1,964)           (2,052)                -
                                                                          --------          --------           -------
PROFIT/(LOSS) ON ORDINARY ACTIVITIES BEFORE TAXATION                         7,036             7,426            (1,651)
Tax on profit on ordinary activities                           7            (2,617)           (1,896)                -
                                                                          --------          --------           -------
Retained profit/(loss) for the financial period               17             4,419             5,530            (1,651)
Net additional finance costs of non-equity
 shareholders                                                               (1,130)           (2,700)                -
                                                                          --------          --------           -------
Profit/(loss) for the period for equity shareholders                         3,289             2,830            (1,651)
                                                                          ========          ========           =======


STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES

                                                                                    SUCCESSOR               PREDECESSOR
                                                                                      GROUP                    ENTITIES
                                                                            9 MONTHS TO    9 months to      3 months to
                                                                           30 SEPTEMBER    31 December         29 March
                                                                                   1997           1996             1996
                                                                            (Pounds)000    (Pounds)000      (Pounds)000

RETAINED PROFIT/(LOSS) FOR THE FINANCIAL PERIOD                                   4,419          5,530          (1,651)
Currency translation differences on foreign
 currency, net investments and related loans                                        185           (169)              -
                                                                                 ------         ------         -------
Total gains and losses recognised                                                 4,604          5,361          (1,651)
                                                                                 ======         ======         =======

                                                               MICROMASS LIMITED
                                               CONSOLIDATED FINANCIAL STATEMENTS



Consolidated balance sheet

                                                       Note        30 SEPTEMBER                    31 December
                                                                        1997                            1996
                                                              (Pounds)000     (Pounds)000     (Pounds)000     (Pounds)000
FIXED ASSETS
Intangible assets                                         8                         11,239                          11,689
Tangible assets                                           9                          4,562                           3,826
                                                                                   -------                         -------
                                                                                    15,801                          15,515

CURRENT ASSETS
Stocks                                                   11         13,051                          10,304
Debtors                                                  12         14,494                          19,348
Cash at bank and in hand                                             4,281                          11,309
                                                                   -------                         -------
                                                                    31,826                          40,961
CREDITORS: amounts falling
  due within one year                                    13        (27,964)                        (23,309)
                                                                  --------                        --------

NET CURRENT ASSETS                                                                   3,862                          17,652
                                                                                   -------                         -------
TOTAL ASSETS LESS CURRENT LIABILITIES                                               19,663                          33,167
CREDITORS: amounts falling
  due after more than one year                           14                              -                         (11,474)
Provision for liabilities and charges                    15                         (3,374)                         (4,008)
                                                                                  --------                         -------
NET ASSETS                                                                          16,289                          17,685
                                                                                   =======                         =======

CAPITAL AND RESERVES
Called up share capital (equity and non equity)       16-17                             80                             124
Share premium                                            17                         12,198                          12,200
Capital redemption reserve                               17                          2,500                           2,700
Profit and loss account                                  17                          1,511                           2,661
                                                                                   -------                         -------
TOTAL SHAREHOLDERS' FUNDS                                17                         16,289                          17,685
                                                                                   =======                         =======


Equity shareholders' funds                                                           7,647                           4,172
Non-equity shareholders' funds                                                       8,642                          13,513
                                                                                   -------                         -------
TOTAL SHAREHOLDERS' FUNDS                                                           16,289                          17,685
                                                                                   =======                         =======

                                                               MICROMASS LIMITED
                                               CONSOLIDATED FINANCIAL STATEMENTS


CONSOLIDATED CASH FLOW STATEMENT

                                                                           SUCCESSOR                         PREDECESSOR
                                                                             GROUP                              ENTITIES
                                                      Note         9 MONTHS TO          9 months to          3 months to
                                                                  30 SEPTEMBER          31 December             29 March
                                                                          1997                 1996                 1996
                                                                   (Pounds)000          (Pounds)000          (Pounds)000

CASH FLOW FROM OPERATING ACTIVITIES                     21              14,850               17,436                 (811)


RETURNS ON INVESTMENTS AND SERVICING OF FINANCE         23A               (984)                (927)                   -

TAXATION                                                 -              (1,769)                 (10)                   -

CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT            23B             (1,556)                (522)                (840)

ACQUISITIONS AND DISPOSALS                              23C                  -              (31,099)                   -
                                                                        ------              -------                -----
CASH INFLOW/(OUTFLOW) BEFORE USE OF LIQUID
 RESOURCES AND FINANCING                                                10,541              (15,122)              (1,651)

FINANCING      :-   REDEMPTION OF SHARES                23D             (6,000)                   -                    -
               :-   ISSUE OF SHARES                     23D                  -               12,324                    -
               :-    (DECREASE)/INCREASE IN DEBT        23D            (11,658)              14,802                1,600
                                                                      --------              -------              -------
(DECREASE)/INCREASE IN CASH IN THE PERIOD                               (7,117)              12,004                  (51)
                                                                      ========              =======               ======

                                                               MICROMASS LIMITED
                                               CONSOLIDATED FINANCIAL STATEMENTS


RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS


                                                          SUCCESSOR                      PREDECESSOR
                                                            GROUP                           ENTITIES
                                                  9 MONTHS TO       9 months to       3 months to 29
                                                 30 SEPTEMBER       31 December                March
                                                         1997              1996                 1996
                                                  (Pounds)000       (Pounds)000          (Pounds)000

PROFIT/(LOSS) FOR THE FINANCIAL PERIOD                  4,419             5,530               (1,651)
New share capital subscribed                                -            12,375                    -
Share issue costs                                           -               (51)                   -
Exchange adjustments                                      185              (169)                   -
Preference share redemption                            (6,000)                -                    -
                                                      -------            ------               ------
NET DECREASE IN SHAREHOLDERS' FUNDS                    (1,396)           17,685               (1,651)
Opening shareholders' funds                            17,685                 -               25,951
                                                     --------           -------              -------
CLOSING SHAREHOLDERS' FUNDS                            16,289            17,685               24,300
                                                      =======           =======              =======

                                                               MICROMASS LIMITED
                                               CONSOLIDATED FINANCIAL STATEMENTS


NOTES
(forming part of the non-statutory financial statements)


1    ACCOUNTING POLICIES

     The following accounting policies have been applied consistently in dealing with items which are considered material in relation to the group's financial statements.

     BASIS OF PREPARATION

     The non-statutory financial statements have been prepared in accordance with applicable accounting standards and under the historical cost accounting rules. These non-statutory financial statements have been prepared at the request of the directors.

     BASIS OF CONSOLIDATION

     The combined financial statements of the predecessor entities comprise the acquired business of Fisons Plc until 29 March 1996. Since then, the consolidated financial statements of the successor group consolidate the accounts of Micromass Limited and its subsidiary undertakings (as set out in note 10).

     As discussed in Note 26 to the financial statements, effective March 29, 1996, Micromass Limited acquired the trade and assets of the Mass Spectrometry business of Fisons Plc in a business combination accounted for under the acquisition method. As a result of this acquisition and the application of acquisition revaluation adjustments, the consolidated financial information for the period prior to acquisition is presented on a different basis from that for the combined financial information for the periods after the acquisition and, therefore, is not comparable in all respects. Under the acquisition method of accounting, the results of subsidiary and associated undertakings acquired or disposed of in the period are included in the consolidated profit and loss account from the date effective control passes. Goodwill arising on acquisition of a business (representing the excess of the fair value of the consideration given over the fair value of the separable net assets acquired) is capitalised and shown as an intangible asset on the balance sheet. This asset is then depreciated over its expected useful life to the business, which has been estimated at 20 years.

     The predecessor entity is not a separate legal entity, it has not been separately financed and has not necessarily been subject to full taxation. The combined financial statements of the Mass Spectrometry business of Fisons Plc have been prepared by aggregating the financial information submitted to Fisons Plc for inclusion in its consolidated accounts relating to each of the individual operations which comprise the Mass Spectrometry business, and as if such a business had formed a discrete operation under common management for the period presented. Furthermore, central management and administrative charges reflect the cost structure of Fisons Plc. Such costs have been allocated based on management's best estimates of the costs of services provided to the predecessor entities by Fisons Plc.

     No tax has been provided for the predecessor entities because of their tax loss position and no benefits or reliefs which arise as a result of membership of a Fisons Plc tax group are expected. The tax position shown in the combined financial statements is therefore not necessarily representative of the tax position of the Mass Spectrometry business under separate ownership. As a result, the combined financial statements may not be indicative of the results of operations and cash flows that would have been achieved had the predecessor entities operated as a stand alone entity.

     The results of foreign subsidiaries are consolidated in the financial statements using an average exchange rate for the period. Assets and liabilities are translated at the period end using the rate of exchange ruling at the balance sheet date and the related translation adjustment is recorded as a direct adjustment to shareholders funds.

                                                               MICROMASS LIMITED
                                               CONSOLIDATED FINANCIAL STATEMENTS


Notes (CONTINUED)


     FIXED ASSETS AND DEPRECIATION

     Depreciation is provided by the group to write off the cost less the estimated residual value of tangible fixed assets by equal instalments over their estimated useful economic lives as follows:

     Leasehold improvements      -   7 to 10 years
     Plant and machinery         -   5 to 8 years
     Fixtures and fittings       -   3 to 8 years
     Demonstration instruments   -   4 years

     FOREIGN CURRENCIES

     Transactions in foreign currencies are recorded using the rate of exchange ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated using the rate of exchange ruling at the balance sheet date and the gains or losses on translation are included in the profit and loss account.

     TURNOVER

     Turnover represents the amounts (excluding value added tax) derived from the provision of goods and services to customers during the period. Income from sales is only recognised when instruments have been despatched from the factories to customers or when service visits have been completed. Income from sales of extended warranty or service contracts are spread over the period of the contract.

     LEASES

     Where the group enters into a lease which entails taking substantially all the risks and rewards of ownership of an asset, the lease is treated as a `finance lease'. The asset is recorded in the balance sheet as a tangible fixed asset and is depreciated over its estimated useful life or the term of the lease, whichever is shorter. Future instalments under such leases, net of finance charges, are included with creditors. Rentals payable are apportioned between the finance element, which is charged to the profit and loss account, and the capital element which reduces the outstanding obligation for future instalments.

     All other leases are accounted for as `operating leases' and the rental charges are charged to the profit and loss account on a straight line basis over the life of the lease.

     PENSION COSTS

     The group operates pension schemes providing benefits based on employee and employer contributions made to the schemes. The assets of the schemes are held separately from those of the group. Contributions to the schemes are charged to the profit and loss account as they fall due for payment.

     RESEARCH AND DEVELOPMENT EXPENDITURE

     Expenditure on research and development is written off against profits in the period in which it is incurred.

                                                               MICROMASS LIMITED
                                               CONSOLIDATED FINANCIAL STATEMENTS


     NOTES (CONTINUED)


     DEMONSTRATION INSTRUMENTS

     Instruments which are held for demonstration purposes are capitalised within fixed assets and depreciated at the rate of 25% per annum. On any subsequent sale they are transferred into cost of sales at their net book value.

     STOCKS

     Stocks are stated at the lower of cost and net realisable value and recorded on a first in, first out basis. For work in progress and finished goods manufactured by the company, cost is taken as production cost, which includes an appropriate proportion of attributable overheads.

     TAXATION

     The charge for taxation is based on the profit for the period and takes into account taxation deferred because of timing differences between the treatment of certain items for taxation and accounting purposes. Provision is made for deferred tax only to the extent that it is probable that an actual liability will crystallise.

2    TURNOVER

     No analysis of turnover by geographical market has been presented as the directors feel this is prejudicial to the interests of the group.

     All turnover and profit before taxation arises from the manufacture, sale and service of mass spectrometry instruments.

3    PROFIT/(LOSS) ON ORDINARY ACTIVITIES BEFORE TAXATION

                                                               SUCCESSOR                    PREDECESSOR
                                                                 GROUP                         ENTITIES
                                                       9 MONTHS TO       9 months to        3 months to
                                                      30 SEPTEMBER       31 December           29 March
                                                              1997              1996               1996
                                                       (POUNDS)000       (Pounds)000        (Pounds)000

PROFIT/(LOSS) ON ORDINARY ACTIVITIES
BEFORE TAXATION IS STATED AFTER CHARGING

Auditors' remuneration
         Audit                                                  53                66                   -
         Other services                                        200                 5                   -
Depreciation                                                   870             1,005                 379
Amortisation of goodwill                                       450               455                   -
Hire of other assets- operating leases                         215               179                  50
           - land and buildings                                364               519                 154
Research and development expenditure                         3,511             3,558               1,186
                                                            ======           =======             =======

Fees paid to the auditors for non audit work, but not charged to the profit and loss account in the 9 months to December 1996 totalled (Pounds)517,000.

                                                               MICROMASS LIMITED
                                               CONSOLIDATED FINANCIAL STATEMENTS


       NOTES (CONTINUED)


4      REMUNERATION OF DIRECTORS

                                                              SUCCESSOR                              PREDECESSOR
                                                                GROUP                                   ENTITIES
                                                      9 MONTHS TO             9 months to            3 months to
                                                     30 SEPTEMBER             31 December               29 March
                                                             1997                    1996                   1996
                                                      (Pounds)000             (Pounds)000            (Pounds)000

DIRECTORS' EMOLUMENTS:
 Remuneration as executives                                   436                     446                    44
 Pension contributions                                          9                       9                     2
 Directors' fees                                               26                      26                     -
                                                             ----                    ----                   ---
                                                              471                     481                    46
                                                             ====                    ====                   ===

     The emoluments, excluding pension contributions, of the Chairman were (Pounds)77,650 (9 months to 31 December 1996; (Pounds)85,448) and those of the highest paid director were (Pounds)92,650 (which includes their accrued bonus for the final period not yet paid) (9 months to 31 December 1996:
     (Pounds)107,632).

     Directors fees for the services of H Simon and C Parker of (Pounds)10,000 (1996: (Pounds)15,000) and (Pounds)7,500 (1996: (Pounds)11,250)
     respectively were paid directly to Schroder Venture Advisors.

     No payments were made in relation to the above services in the 3 months to 29 March 1996.


5    STAFF NUMBERS AND COSTS

     The average number of persons employed by the group (including directors) during the period, analysed by category, was as follows:

                                                                           NUMBER OF EMPLOYEES
                                                                 SUCCESSOR                         PREDECESSOR
                                                                    GROUP                             ENTITIES
                                                         9 MONTHS TO         9 months to           3 months to
                                                        30 SEPTEMBER         31 December              29 March
                                                                1997                1996                  1996

Production and engineering                                       220                 180                   194
Sales and marketing                                              142                 124                   119
Administration and finance                                        49                  57                    29
                                                                ----                ----                   ---
                                                                 411                 361                   342
                                                                ====                ====                  ====

                                                               MICROMASS LIMITED
                                               CONSOLIDATED FINANCIAL STATEMENTS


NOTES (CONTINUED)


The aggregate payroll costs of these persons were as follows:

                                                                  SUCCESSOR                    PREDECESSOR
                                                                    GROUP                         ENTITIES
                                                         9 MONTHS TO         9 months to       3 months to
                                                        30 SEPTEMBER         31 December          29 March
                                                                1997                1996              1996
                                                         (Pounds)000         (Pounds)000       (Pounds)000

Wages and salaries                                             9,045               8,045             2,325
Social security costs                                            679                 693               175
Other pension costs (see note 20)                                466                 395               181
                                                             -------              ------            ------
                                                              10,190               9,133             2,681
                                                             =======              ======            ======

6      INTEREST PAYABLE AND SIMILAR CHARGES

                                                                   SUCCESSOR                    PREDECESSOR
                                                                     GROUP                        ENTITIES
                                                            9 MONTHS TO        9 months to      3 months to
                                                           30 SEPTEMBER        31 December         29 March
                                                                   1997               1996             1996
                                                            (Pounds)000        (Pounds)000      (Pounds)000

On bank loans                                                     1,964              1,600                -
On loan stock                                                         -                452                -
                                                                 ------             ------              ---
                                                                  1,964              2,052                -
                                                                 ======             ======              ===

     Included within interest on bank loans are finance costs of (Pounds)885,000, (9 months to 31 December 1996: (Pounds)514,000) associated with the raising of acquisition finance. The finance costs have been deferred and are being amortised over the term of the loan to give a constant rate on the carrying amount of the debt in accordance with FRS 4.

7    TAXATION

                                                                   SUCCESSOR                   PREDECESSOR
                                                                     GROUP                      ENTITIES
                                                            9 MONTHS TO        9 months to     3 months to
                                                           30 SEPTEMBER        31 December        29 March
                                                                   1997               1996            1996
                                                            (POUNDS)000        (Pounds)000     (Pounds)000

UK corporation tax at 31% (1996: 33%)  on the
profit for the period on ordinary activities                      2,255              1,383               -
Overseas taxation                                                   362                513               -
                                                                 ------             ------            ----
                                                                  2,617              1,896               -
                                                                 ======             ======             ===

                                                               MICROMASS LIMITED
                                               CONSOLIDATED FINANCIAL STATEMENTS


Notes (CONTINUED)

8      INTANGIBLE FIXED ASSETS

                                                                          9 MONTHS TO 30     9 months to 31
                                                                               SEPTEMBER           December
                                                                                    1997               1996
                                                                             (Pounds)000        (Pounds)000
Goodwill brought forward/acquired on acquisition of the business                  11,689             12,144
Amortised in period                                                                 (450)              (455)
                                                                                 -------            -------
Balance at end of period                                                          11,239             11,689
                                                                                 =======            =======

9  TANGIBLE FIXED ASSETS

                                         LEASEHOLD     PLANT AND       FIXTURES       DEMONSTRATION        TOTAL
                                      IMPROVEMENTS     MACHINERY     & FITTINGS         INSTRUMENTS
                                                                          MOTOR
                                                                       VEHICLES
                                                                            AND
                                                                      COMPUTERS
                                        (POUNDS)000   (POUNDS)000   (POUNDS)000         (POUNDS)000   (POUNDS)000
Assets introduced on purchase of
 business                                       313           554         1,006               2,522         4,395
Additions                                        25           125           447               1,717         2,314
Disposals                                         -             -           (37)             (2,042)       (2,079)
Exchange adjustments                             (2)            -           (77)                (70)         (149)
                                               ----          ----        ------             -------       -------
At 1 January 1997                               336           679         1,339               2,127         4,481
Additions                                        96           125           392               2,628         3,241
Disposals                                         -             -           (18)             (1,796)        (1814)
Exchange adjustments                              1             1           (12)                (17)          (27)
                                               ----          ----        ------             -------       -------
AT END OF PERIOD                                433           805         1,701               2,942         5,881
                                               ----          ----        ------             -------       -------

DEPRECIATION

Charge for 9 month period to 31
 December 1996                                  (55)         (151)         (330)               (469)       (1,005)
Disposals                                         -             -            10                 337           347
Exchange adjustments                              -            (2)           14                  (9)            3
                                               ----          ----        ------             -------       -------
At 1 January 1997                               (55)         (153)         (306)               (141)         (655)
Charge for period                               (62)         (144)         (332)               (332)         (870)
Disposals                                         -             -             6                 192           198
Exchange adjustments                             (1)            2             4                   3             8
                                               ----          ----        ------             -------       -------
AT END OF PERIOD                               (118)         (295)         (628)               (278)       (1,319)
                                               ----          ----        ------             -------       -------
NET BOOK VALUE
AT 30 SEPTEMBER 1997                            315           510         1,073               2,664         4,562
                                               ====          ====        ======              ======        ======
At 31 December 1996                             281           526         1,033               1,986         3,826
                                            =======       =======        ======              ======        ======

                                                               MICROMASS LIMITED
                                               CONSOLIDATED FINANCIAL STATEMENTS


NOTES (CONTINUED)


10      SUBSIDIARY COMPANIES

                                                 CALLED UP                PERCENTAGE               PRINCIPAL
                                                  ORDINARY                 OF SHARES                ACTIVITY
                                  SHARES OF (Pounds)1 EACH                      HELD
                                               (Pounds)000
Micromass UK Limited                                 1,100                      100%         Manufacture and
                                                                                                sale of mass
                                                                                               spectrometers


Micromass International                              1,600                      100%    Intermediate holding
Limited                                                                                              company


The above subsidiary undertakings are registered in England and Wales.  The companies below are registered overseas and are held indirectly by Micromass Limited.

                                                COUNTRY OF               PERCENTAGE                PRINCIPAL
                                              REGISTRATION       OF ORDINARY SHARES                 ACTIVITY
                                                                               HELD

Micromass Inc                                          USA                      100%
Micromass BV                                       Holland                      100%
Micromass SARL                                      France                      100%        Sale and service
Micromass GmbH                                     Germany                      100%    of Mass Spectrometry
Micromass AB                                        Sweden                      100%             Instruments
Micromass AG                                   Switzerland                      100%
Micromass (Canada) Inc.                             Canada                      100%


11      STOCKS

                                                                                  1997               1996
                                                                           (Pounds)000        (Pounds)000

Raw materials and consumables                                                    3,006              3,256
Work in progress                                                                 5,320              4,292
Finished goods and goods for resale                                              4,725              2,756
                                                                               -------            -------

                                                                                13,051             10,304
                                                                               =======            =======

                                                               MICROMASS LIMITED
                                               CONSOLIDATED FINANCIAL STATEMENTS


Notes (CONTINUED)


12      DEBTORS

                                                         AMOUNTS FALLING DUE           Amounts falling due
                                                             WITHIN ONE YEAR               within one year
                                                                        1997                          1996
                                                                 (Pounds)000                   (Pounds)000

Trade debtors                                                         12,577                        16,656
Prepayments and accrued income                                            89                           523
Other debtors                                                          1,828                         2,169
                                                                     -------                        ------
                                                                      14,494                        19,348
                                                                     =======                       =======

13      CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                                         1997                         1996
                                                                  (Pounds)000                  (Pounds)000
Bank loans and overdrafts  (see note 14)                                    -                        3,440
Trade creditors                                                         7,265                        6,344
Amounts owed to parent company
(see note 27)                                                           4,130                            -
Other creditors including taxation
   and social security:                                                 3,138                        3,191
                         Corporation tax                                2,756                        1,942
                         Other taxes and social                         1,866                        1,001
                          security

Accruals and deferred income                                            8,809                        7,391
                                                                      -------                      -------
                                                                       27,964                       23,309
                                                                      =======                      =======

14  CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                                                     1997                1996
                                                                              (Pounds)000         (Pounds)000
Bank loans                                                                              -              11,474
                                                                                    =====             =======

     All the bank loans and overdrafts were repaid on 23 September 1997.

     Included within the bank loans were capitalised FRS 4 finance issue costs of (Pounds)NIL (at 31 December 1996: (Pounds)885,000). The gross figure for bank loans is (Pounds)NIL (at 31 December 1996: (Pounds)12,358,000).

                                                               MICROMASS LIMITED
                                               CONSOLIDATED FINANCIAL STATEMENTS


Notes (CONTINUED)


     The bank loans were secured by a fixed and floating charge over the assets of the company and its subsidiaries including cross letters of guarantee and keyman insurance, on certain directors.

     The interest on the loans was paid at LIBOR plus bank margin which is currently 2%. The interest rate was capped at 7.5% LIBOR.


15      PROVISIONS FOR LIABILITIES AND CHARGES

                                                                                WARRANTY AND
                                                                              RELATED PROVISION
                                                                        9 MONTHS TO             9 months to
                                                                  30 SEPTEMBER 1997        31 December 1996
                                                                        (POUNDS)000             (Pounds)000

At beginning of period                                                        4,008                   3,082
(Credit)/charge for the period in the
 profit and  loss account                                                      (421)                  1,448
Amount utilized in period                                                      (213)                   (522)
                                                                            -------                 -------
At end of period                                                              3,374                   4,008
                                                                            =======                  ======

The amounts provided for deferred taxation and the amounts not provided are set out below:

                                                                  1997                             1996
                                                  PROVIDED        UNPROVIDED        Provided       Unprovided
                                               (Pounds)000       (Pounds)000      (Pounds)000     (Pounds)000

Difference between accumulated depreciation
 and amortisation and  capital allowances
                                                          -             (152)               -           (187)
Other timing differences                                  -              (39)               -            (75)
                                                        ---            -----              ---          -----
Deferred tax (asset)                                      -             (191)               -           (262)
                                                        ===            =====              ===          =====

                                                               MICROMASS LIMITED
                                               CONSOLIDATED FINANCIAL STATEMENTS


NOTES  (CONTINUED)


16      CALLED UP SHARE CAPITAL

                                                              1997                     1996
                                                       EQUITY   NON EQUITY       Equity   Non equity
                                                  (Pounds)000  (Pounds)000  (Pounds)000  (Pounds)000
Authorised
A Ordinary shares of 1p each                                5            -            7            -
B Ordinary shares of 1p each                                4            -            4            -
B Ordinary redeemable shares of 1p each                     5            -            5            -
C Deferred shares 1p each                                   2            -            -            -
C Redeemable shares of 1p each                              -            2            -            -
Preference shares                                           -           62            -          108
                                                          ---          ---          ---         ----
                                                           16           64           16          108
                                                          ===          ===          ===         ====

                                                            1997                      1996
                                                      EQUITY    NON EQUITY       Equity   Non equity
                                                  (Pounds)000  (Pounds)000  (Pounds)000  (Pounds)000
Allotted, called up and fully paid
A Ordinary shares of 1p each                                5            -            7            -
B Ordinary shares of 1p each                                4            -            4            -
B Ordinary redeemable shares of 1p each                     5            -            5            -
C Deferred shares of 1p each                                2            -            -            -
C Redeemable shares of 1p each                              -            2            -            -
Preference shares                                           -           62            -          108
                                                          ---          ---          ---         ----
                                                           16           64           16          108
                                                          ===          ===          ===         ====

RIGHTS ATTACHING TO THE SHARE CAPITAL

The A ordinary, B ordinary and B ordinary redeemable shares rank pari passu in respect of dividend rights and returns of capital. The B ordinary redeemable shares can be redeemed by the company for (Pounds)1 each on a listing or sale dependent on the level of returns previously received by the B ordinary shareholders. The B ordinary shareholders have the right to nominate two directors of the company.

On 10 September 1997 the company increased its authorised share capital by the creation of 205,652 new C redeemable shares of 1p. At the same time the authorised shares capital of the company was altered by the redesignation of 205,652 A ordinary shares to C deferred shares also of 1p each.

The holders of the C deferred shares are entitled to receive dividends parri passu with the A ordinary shareholders. The holders of the C redeemable shares are not entitled to any dividend or to any participation in the profits of the company. The holders of all classes of C share have the same voting rights as the A shareholders. The company has the right to redeem all C redeemable shares immediately prior to a listing or sale at the same value as for an A share less one penny.

The company following the passing of an ordinary resolution can allot to any class of shareholder further shares of that particular class or, for the C deferred shares, C redeemable shares.

                                                               MICROMASS LIMITED
                                               CONSOLIDATED FINANCIAL STATEMENTS



NOTES  (continued)


On the 10 September 1997 the company announced a scrip dividend in respect of the C deferred shares. Each shareholder was offered the choice of a dividend of 10 pence on each share or one C redeemable share. All the shareholders took up the C redeemable shares. The nominal value of the scrip dividend of (Pounds)2,056 was funded out of the share premium account.

The preference shares carry rights to a dividend and a return of capital in priority to any other class of share. No dividends are payable on the shares until 31 March 1999. After this date the rate of dividend increases until 1 September 1999 and thereafter when a dividend of 16.09% is payable on the shares. The shares can be redeemed at any time by the company or in full on a sale or listing. If not redeemed early the shares are redeemable in any event in two instalments on 1 April 2002 and 1 April 2003. Whenever the shares are redeemed they are entitled to be redeemed at the level which gives the holders an internal rate of return, on 1.46 times their original investment, of between 22.5% and 25% depending on the date of redemption.

On 29 August 1997 the company redeemed 4,623,768 preference shares in accordance with memorandum and articles at a cost of (Pounds)5,999,999.

                                                               MICROMASS LIMITED
                                               CONSOLIDATED FINANCIAL STATEMENTS


Notes (continued)


17      SHARE CAPITAL AND RESERVES

                                                    SHARE         SHARE       CAPITAL       PROFIT/        TOTAL
                                                  CAPITAL       PREMIUM    REDEMPTION          LOSS
                                                                              RESERVE       ACCOUNT
                                              (POUNDS)000   (POUNDS)000   (POUNDS)000   (POUNDS)000   (POUNDS)000
At 1 January 1996                                       -             -             -        25,951        25,951
Loss for the period                                     -             -             -        (1,651)       (1,651)
                                                    -----         -----         -----       -------       -------
At 29 March 1996                                        -             -             -        24,300        24,300
                                                    =====         =====         =====       =======       =======
Shares issued in period                               124        12,251             -             -        12,375
Profit retained for the period for
equity shareholders                                     -             -             -         5,530         5,530
Transfer to capital redemption reserve
                                                        -             -         2,700        (2,700)            -
Share issue costs                                       -           (51)            -             -           (51)
Exchange adjustments                                    -             -             -          (169)         (169)
                                                    -----         -----         -----       -------       -------
At 1 January 1997                                     124        12,200         2,700         2,661        17,685
Profit retained for the period for equity
 shareholders                                           -             -             -         4,419         4,419
Transfer to capital redemption reserve                  -             -         1,130        (1,130)            -
Redemption of preference shares                       (46)            -        (1,330)       (4,624)       (6,000)
Scrip dividend                                          2            (2)            -             -             -
Exchange adjustments                                    -             -             -           185           185
                                                    -----         -----         -----       -------       -------
AT 30 SEPTEMBER 1997                                   80        12,198         2,500         1,511        16,289
                                                    =====         =====         =====       =======       =======

     The appropriation from equity to non-equity interests relates to the rights attached to the preference shares as detailed in note 16. This transfer is being spread over the terms of the shares in accordance with FRS 4.

     The capital redemption reserve arises from the requirements contained within the articles of association of the company which state that an annual transfer to the capital redemption reserve of a minimum of (Pounds)3 million per annum to cover the premium payable on redemption of the preference shares must be made. With regards to the maximum level of premium payable on such a redemption, the directors have decided that a
     transfer to the capital redemption reserve of (Pounds)1.13        million
     should be made to cover the premium accruing on these shares at 30 September 1997. In accordance with FRS 4 this transfer equates to the finance cost of the preference shares for the period and has been charged to the profit and loss account as an appropriation from equity to non-equity interests.

                                                               MICROMASS LIMITED
                                               CONSOLIDATED FINANCIAL STATEMENTS


NOTES (CONTINUED)


18   CONTINGENT LIABILITIES

     The Group has issued on its behalf, during the normal course of trading, bank guarantees in respect of advance payments, performance bonds and warranties. The value of outstanding bank guarantees at 30 September 1997 was (Pounds)4,811,477 (at 31 December 1996: (Pounds)5,691,000).

19   COMMITMENTS

     (i) There are no capital commitments, either contracted or authorised but not contracted.

     (ii) Annual commitments under non-cancellable operating leases at 30 September 1997 are as follows:

                                                               LAND AND             OTHER             TOTAL
                                                              BUILDINGS
                                                            (Pounds)000       (Pounds)000       (Pounds)000

Operating leases which expire:
                    Within one year                                   -                29                29
                    In the second to
                     fifth years inclusive                            -               217               217
                    Over five years                                 397                 -               397
                                                                   ----              ----              ----
                                                                    397               246               643
                                                                   ====              ====              ====

20   PENSION SCHEME

     The Group in the UK has established and operates a money purchase pension scheme with defined contribution levels covering the majority of its employees, including directors. Contributions to this scheme are independently administered by an insurance company. In its overseas subsidiaries the company continues to support a variety of schemes of the money purchase type.

     The pension cost charge represents contributions payable by the Group to the scheme and amounts to (Pounds)466,000 (9 months to 31 December 1996:
     (Pounds)395,000; 3 months to 29 March 1996: (Pounds)181,000). Contributions of (Pounds)20,000 (9 months to 31 December 1996: (Pounds)19,000) were payable to the scheme at the end of the period.

                                                               MICROMASS LIMITED
                                               CONSOLIDATED FINANCIAL STATEMENTS


NOTES (CONTINUED)


21 RECONCILIATION OF OPERATING PROFIT TO NET CASH INFLOW/(OUTFLOW) FROM OPERATING ACTIVITIES

                                                                        SUCCESSOR                  PREDECESSOR
                                                                          GROUP                       ENTITIES
                                                               9 MONTHS TO       9 months to       3 months to
                                                              30 SEPTEMBER       31 December          29 March
                                                                      1997              1996              1996
                                                               (POUNDS)000       (Pounds)000       (Pounds)000
Operating profit                                                     8,590             9,105           (1,651)
Profit on disposal of fixed assets                                     (11)              (59)               -
Depreciation charge / goodwill amortisation charge                   1,320             1,460              379
(Increase)/Decrease in stocks                                       (2,726)              470           (1,731)
Decrease/(Increase) in debtors                                       4,835            (3,053)           2,150
Increase in creditors                                                2,842             9,513               42
                                                                  --------          --------          -------
NET CASH INFLOW/(OUTFLOW) FROM OPERATING ACTIVITIES                 14,850            17,436             (811)
                                                                   =======           =======           ======


22 (A) Reconciliation of net cash flow to movement in net debt for the periods to 30 September 1997 December 1996.

                                                                   SUCCESSOR                     PREDECESSOR
                                                                       GROUP                        ENTITIES
                                                          9 MONTHS TO 30    9 months to 31    3 months to 29
                                                               SEPTEMBER          December             March
                                                                    1997              1996              1996
                                                             (Pounds)000       (Pounds)000       (Pounds)000
Increase in cash in the period                                    (7,117)           12,004                 -
Net cash outflow/(inflow) from decrease/(increase)  in
 debt                                                             11,658           (14,802)           (1,651)
                                                                 -------          --------           -------
Change in net debt resulting from cash flows                       4,541            (2,798)           (1,651)
FRS 4 finance cost adjustment                                       (885)             (813)                -
Translation difference                                               100                 6                 -
                                                                 -------           -------           -------
Movement in net debt in the period                                 3,756            (3,605)           (1,651)
Net debt at beginning of period                                   (3,605)                -                 -
Adjustment on sale                                                     -                 -             1,651
                                                                 -------           -------           -------
Cash/(net debt)                                                      151            (3,605)                -
                                                                 =======           =======           =======

                                                               MICROMASS LIMITED
                                               CONSOLIDATED FINANCIAL STATEMENTS


NOTES (CONTINUED)


23   (A)  RETURNS ON INVESTMENTS AND SERVICING OF FINANCE

                                                                       SUCCESSOR                   PREDECESSOR
                                                                         GROUP                        ENTITIES
                                                               9 MONTHS TO         9 months to     3 months to
                                                              30 SEPTEMBER         31 December        29 March
                                                                      1997                1996            1996
                                                               (Pounds)000         (Pounds)000     (Pounds)000
Interest received                                                      420                 372               -
Interest paid                                                       (1,404)             (1,299)              -
                                                                   -------             -------            ----
                                                                      (984)               (927)              -
                                                                   =======             =======            ====

23   (B)  CAPITAL EXPENDITURE

                                                                        SUCCESSOR                  PREDECESSOR
                                                                          GROUP                       ENTITIES
                                                               9 MONTHS TO         9 months to     3 months to
                                                              30 SEPTEMBER         31 December        29 March
                                                                      1997                1996            1996
                                                               (Pounds)000         (Pounds)000     (Pounds)000

Payments to acquire tangible fixed assets                           (3,241)             (2,314)         (1,291)
Receipts from sale of tangible fixed assets                          1,685               1,792             451
                                                                   -------             -------          ------
                                                                    (1,556)               (522)           (840)
                                                                   =======              ======          ======

23   (C)  ACQUISITIONS AND DISPOSALS

                                                                       SUCCESSOR                  PREDECESSOR
                                                                         GROUP                     ENTITIES
                                                                9 MONTHS TO         9 months to    3 months to
                                                               30 SEPTEMBER         31 December       29 March
                                                                       1997                1996           1996
                                                                (Pounds)000         (Pounds)000    (Pounds)000
Payment to acquire business                                               -            (31,099)              -
                                                                   =======              ======          ======

                                                               MICROMASS LIMITED
                                               CONSOLIDATED FINANCIAL STATEMENTS


NOTES (CONTINUED)


23   (D)  FINANCING

                                                               SUCCESSOR                                  PREDECESSOR
                                                                 GROUP                                       ENTITIES
                                                    9 MONTHS TO                9 MONTHS TO                3 MONTHS TO
                                              30 SEPTEMBER 1997           31 DECEMBER 1996              29 MARCH 1996

                                                    (POUNDS)000                (POUNDS)000                (POUNDS)000

Issue of ordinary share capital                               -                     12,324                          -
New loans                                                 4,130                     21,613                          -
Repayment of loan note                                        -                     (5,000)                         -
Repayment of bank loan                                  (15,788)                    (1,811)                         -
Loan from predecessor holding company                         -                          -                      1,600
Redemption of preference shares                          (6,000)                         -                          -
                                                       --------                    -------                     ------
                                                        (17,658)                    27,126                      1,600
                                                       --------                    -------                     ------



24    ANALYSIS OF NET CASH/(DEBT)

                              AT 1         CASH        FISONS         AT 29         CASH          AT 1          CASH      NON CASH
                           JANUARY        FLOWS      TRANSFER         MARCH        FLOWS       JANUARY         FLOWS       CHANGES
                              1996                                     1996                       1997
                       (Pounds)000  (Pounds)000   (Pounds)000   (Pounds)000  (Pounds)000   (Pounds)000   (Pounds)000   (Pounds)000

Cash                            51       (1,651)        1,600             -       11,309        11,309        (7,117)            -

Debt due within  1
 year                            -        1,651        (1,651)            -       (3,440)       (3,440)         (690)            -

Debt due greater
 than 1 year                     -            -             -             -      (11,474)      (11,474)       12,348          (885)
                               ---      -------        ------           ---     --------      --------       -------         -----
                                51            -           (51)            -       (3,605)       (3,605)        4,541          (885)
                               ===      =======        ======           ===     ========      ========       =======         =====



                                                       EXCHANGE                      AT 30
                                                       MOVEMENT             SEPTEMBER 1997
                                                    (POUNDS)000                (POUNDS)000

Cash                                                         89                      4,281
Debt due within 1 year                                        -                     (4,130)
Debt due greater than 1 year                                 11                          -
                                                       --------                    -------
                                                            100                        151
                                                       ========                    =======

                                                               MICROMASS LIMITED
                                               CONSOLIDATED FINANCIAL STATEMENTS


NOTES (CONTINUED)

25      ANALYSIS OF CHANGES IN FINANCING DURING THE PERIOD

                                                                           SHARE CAPITAL                  LOAN
                                                                        (INCLUDING SHARE           OBLIGATIONS
                                                                                 PREMIUM)
                                                                             (Pounds)000           (Pounds)000
Balance at 1 January 1996                                                             -                      -
Movements                                                                             -                      -
                                                                                -------                -------
Balance at 29 March 1996                                                              -                      -
Cash inflow from share issues                                                    12,375                      -
New loans taken out                                                                   -                 23,000
Share issue costs                                                                   (51)                     -
Adjustment re FRS4                                                                    -                 (1,387)
Repayments of loans                                                                   -                 (6,699)
                                                                                -------                -------
Balance at 1 January 1997                                                        12,324                 14,914
Effect of foreign exchange differences                                                -                    (11)
Repayment of loans                                                                    -                (15,788)
Adjustment re FRS4                                                                    -                    885
Loan from parent undertaking                                                          -                  4,130
Redemption of preference shares                                                     (46)                     -
                                                                                -------                -------
Balance at end of period                                                         12,278                  4,130
                                                                                =======                =======

      The FRS 4 adjustment in the loans taken out relates to loan issue costs paid in the prior period.

26    ACQUISITION OF BUSINESSES

      On 29 March 1996 Micromass Limited and its subsidiaries purchased the trade and assets of the Mass Spectrometry business of Fisons Plc. The consideration was (Pounds)31,099,000 (including (Pounds)482,000 of expenses).

      The table below sets out the adjustments made in the accounts to the amounts paid for the assets;

                                                                      BOOK       REVALUATION        FAIR VALUE
                                                                     VALUE                            TO GROUP
                                                               (Pounds)000       (Pounds)000       (Pounds)000

Tangible fixed assets                                                5,041              (646)            4,395
Stocks                                                              15,081            (4,179)           10,902
Debtors                                                             17,246                 -            17,246
Creditors                                                           (8,666)                -            (8,666)
Provisions and liabilities                                          (4,402)             (520)           (4,922)
                                                                  --------           -------           -------
Net assets                                                          24,300            (5,345)           18,955
                                                                  ========           =======           =======
Total consideration paid:
Cash (including expenses)                                                                               31,099
                                                                                                       -------
Goodwill arising                                                                                        12,144
                                                                                                       =======

                                                               MICROMASS LIMITED
                                               CONSOLIDATED FINANCIAL STATEMENTS


NOTES (CONTINUED)

     Fixed assets and stocks were revalued downwards as items were identified during the acquisition as having book values greater than their fair values under FRS 7. Provisions were created for specific products which were acquired as part of the Sale and Purchase Agreement with Fisons Plc.

27   ULTIMATE HOLDING COMPANY

     On 12 September 1997 the shareholders of the company contracted with Waters Corporation of United States of America to sell all of their shares in the company for (Pounds)109,000,000. This sale completed on 23 September 1997. The ultimate holding company is Waters Corporation, a company incorporated in the United States. Copies of the accounts are available from their registered office.

28 SUMMARY OF DIFFERENCES BETWEEN UK AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

     The group's consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United Kingdom ("UK GAAP"), which differ in certain respects from generally accepted accounting principles in the United States ("US GAAP"). Differences which have a significant effect on the consolidated net profit and shareholders' funds of the group are set out below. While this is not a comprehensive summary of all differences between UK and US GAAP, other differences would not have a significant effect on the consolidated net profit or total shareholders' funds of the group.

     EFFECT ON NET PROFIT/(LOSS) OF DIFFERENCES BETWEEN UK AND US GAAP

                                                                                  SUCCESSOR                      PREDECESSOR
                                                                                    GROUP                           ENTITIES
                                                          NOTE          9 MONTHS ENDED      9 months ended          3 months
                                                                          30 SEPTEMBER         31 December             ended
                                                                                  1997                1996          29 March
                                                                                                                        1996
                                                                           (POUNDS)000         (Pounds)000       (Pounds)000

Net profit/(loss) in conformity with UK GAAP                                     3,289               2,830            (1,651)

US GAAP adjustments:
Foreign exchange forward contracts                        (b)                     (692)                692                 -
Deferred taxes                                            (c)                      (71)                262                 -
Tax effect of US GAAP adjustments                                                  231                (231)                -
                                                                                ------              ------           -------
Net profit/(loss) in conformity with US GAAP                                     2,757               3,553            (1,651)
                                                                                ======              ======           =======

                                                               MICROMASS LIMITED
                                               CONSOLIDATED FINANCIAL STATEMENTS


NOTES (CONTINUED)


CUMULATIVE EFFECT ON TOTAL SHAREHOLDERS' FUNDS OF DIFFERENCES BETWEEN UK AND US GAAP


                                                                       NOTE             30 SEPTEMBER           31 December
                                                                                                1997                  1996
                                                                                         (Pounds)000           (Pounds)000

Total shareholders' funds in conformity with UK GAAP                                          16,289                17,685

US GAAP adjustments:
Redeemable preference shares                                           (a)                    (8,642)              (13,513)
Foreign exchange forward contracts                                     (b)                         -                   692
Deferred taxes                                                         (c)                       191                   262
Tax effect of US GAAP adjustments                                                                  -                  (231)
                                                                                             -------               -------
Total shareholders' funds in conformity with US GAAP                                           7,838                 4,895
                                                                                             =======                ======

     In accordance with best practice the differences have been shown as gross of tax with the related taxation shown separately.

(a)  REDEEMABLE PREFERENCE SHARES

     Under UK GAAP, preference shares with mandatory redemption features or redeemable at the option of the security holders would be classified as a component of total shareholders' funds. US GAAP requires such redeemable preference shares be classified outside of shareholders funds.

(b)  FOREIGN CURRENCY HEDGING

     The group entered into forward exchange contracts which, under UK GAAP, are treated as hedges of anticipated transactions. The matching principle is used to match the gain or loss under these hedging contracts to the foreign currency transactions or profits to which they relate. Under US GAAP these instruments are not regarded as hedges and any unrealised gain or loss on hedges of anticipated transactions which are not firmly committed must be valued at the period end at market rates and recognised in the profit and loss account of the current period. Following the Waters acquisition no such anticipating hedging techniques are undertaken, in accordance with instructions from the parent company.

(d)  DEFERRED TAXES

     Under UK GAAP, deferred taxes are accounted for to the extent that it is considered probable that a liability or asset will crystallise in the foreseeable future. Under US GAAP, deferred taxes are accounted for on all timing differences and a valuation allowance is established in respect of those deferred tax assets where it is more likely than not that some portion will remain unrealised. Deferred tax also arises in relation to the tax effect of other US GAAP adjustments.

(e)  CASH FLOWS

     Under UK GAAP the Group complies with the Financial Reporting Standard No 1 "Cash Flow Statements" (FRS 1) as revised October 1996, the objective and principles of which are similar to those set out in SFAS 95 "Statement of Cash Flows" (SFAS 95). The principal difference between the two standards is in respect of classification. Under FRS 1, the Group presents its cash flows for (a) operating activities; (b) returns on investments and servicing of finance; (c) taxation; (d) capital expenditure and financial investments; (e) acquisitions and disposals; (f) dividends to Ordinary Shareholders; (g) management of liquid resources; and (h) financing activities.

                                                               MICROMASS LIMITED
                                               CONSOLIDATED FINANCIAL STATEMENTS


Notes (CONTINUED)

     SFAS 95 requires only three categories of cash flow activity (a) operating;
     (b) investing; (c) financing.

     Cash flows arising from taxation and returns on investments and servicing of finance under FRS 1 would be included as operating activities under SFAS 95; dividend payments would be included as a financing activity under SFAS 95 and cash flows from capital expenditure, and financial investment, and, acquisitions and disposals would be included as investing activities under SFAS 95.

     Set out below is a summary of the statements of cash flows under US GAAP

                                                                        SUCCESSOR                             PREDECESSOR
                                                                          GROUP                                  ENTITIES
                                                          9 MONTHS ENDED            9 months ended         3 months ended
                                                            30 SEPTEMBER               31 December               29 March
                                                                    1997                      1996                   1996
                                                             (POUNDS)000               (Pounds)000            (Pounds)000
Net cash provided by (used in) operating activities               12,097                    16,499                   (811)
Net cash used in investing activities                             (1,556)                  (31,621)                  (840)
Net cash provided/(used) by financing activities                 (17,658)                   27,126                  1,600
Exchange movement                                                     89                      (695)                     -
                                                                --------                  --------                 ------

Net increase/(decrease) in cash and cash equivalents under
  US GAAP                                                         (7,028)                   11,309                    (51)
                                                                ========                  ========                 ------

                                                               Micromass Limited
                                               Consolidated financial statements
                                                                    (US Dollars)


CONSOLIDATED PROFIT AND LOSS ACCOUNT

                                                                         SUCCESSOR                   PREDECESSOR
                                                                           GROUP                        ENTITIES
                                                                 9 MONTHS TO       9 months to       3 months to
                                                                30 SEPTEMBER       31 December          29 March
                                                                        1997              1996              1996
                                                                        $000              $000              $000

Net sales                                                             76,159            84,331            12,306
Cost of sales                                                        (53,444)          (59,420)          (12,998)
                                                                     -------           -------           -------
GROSS PROFIT/(LOSS)                                                   22,715            24,911              (692)

Selling, general and administrative expenses                          (2,252)           (3,342)              (25)
Goodwill and purchased technology amortization                          (734)             (758)                -
Research and development                                              (5,724)           (5,928)           (1,826)
                                                                     -------           -------           -------
OPERATING INCOME /(LOSS)                                              14,005            14,883            (2,543)

Interest expense, net                                                 (2,534)           (2,798)                -
Unrealized (losses)/gains on future cash flow hedges                  (1,128)            1,153                 -
                                                                     -------           -------           -------

Income/(loss) from continuing operations before
taxes                                                                 10,343            13,238            (2,543)

Provision for taxes                                                   (4,006)           (3,107)                -
                                                                     -------           -------           -------
INCOME/(LOSS) BEFORE EXTRAORDINARY ITEM                                6,337            10,131            (2,543)
Extraordinary gain on early retirement of debt                             -               285                 -
                                                                     -------           -------           -------
NET (LOSS)/INCOME                                                      6,337            10,416            (2,543)
Less: Accretion of redeemable Preference Shares                       (1,842)           (4,498)                -
                                                                     -------           -------           -------
Net income/(loss) available to common stockholders                     4,495             5,918            (2,543)
                                                                     =======           =======           =======

                                                               Micromass Limited
                                               Consolidated financial statements
                                                                    (US Dollars)


CONSOLIDATED BALANCE SHEET

                                                                            30 SEPTEMBER             31 December
                                                                                    1997                    1996
                                                                                    $000                    $000
ASSETS
Current assets:
Cash and cash equivalents                                                          6,916                  19,350
Accounts receivable, less allowances for doubtful
 accounts of $2,795,000 and $2,423,000 at September
 30, 1997 and at 31 December 1996, respectively                                   23,269                  32,210
Inventories                                                                       21,083                  17,630
Other current assets                                                                 453                   2,132
                                                                                 -------                 -------
TOTAL CURRENT ASSETS                                                              51,721                  71,322

Property, plant and equipment, net                                                 7,369                   6,546
Other assets                                                                                               1,514
Goodwill, less accumulated amortization of $1,475,000
 and $758,000 at September 30, 1997 and at December
 31, 1996, respectively                                                           18,155                  20,000
                                                                                 -------                 -------
TOTAL ASSETS                                                                      77,245                  99,382
                                                                                 =======                 =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Notes payable and current portion of long term debt                                    -                   5,886
Accounts payable                                                                  11,735                  10,854
Deferred revenue                                                                       -                   1,132
Accrued retirement plan contribution                                                  32                      33
Accrued income taxes                                                               4,452                   3,323
Accrued other taxes                                                                3,014                   1,712
Other current liabilities                                                         24,718                  23,799
Amounts owed to Parent Compay                                                      6,672                       -
                                                                                 -------                 -------
TOTAL CURRENT LIABILITIES                                                         50,623                  46,739

Long term debt                                                                         -                  21,146
                                                                                 -------                 -------
Total liabilities                                                                 50,623                  67,885
                                                                                 -------                 -------

Redeemable preferred stock                                                        13,960                  23,121

Stockholders' equity:
Common stock                                                                          24                      24
Additional paid in capital                                                         2,281                   2,281
Retained earnings                                                                 10,413                   5,918
Translation adjustment                                                               (56)                    153
                                                                                 -------                 -------
Total shareholders' equity                                                        12,662                   8,376
                                                                                 -------                 -------

Total liabilities and shareholders' equity                                        77,245                  99,382
                                                                                 =======                 =======

                                                               Micromass Limited
                                               Consolidated financial statements
                                                                    (US Dollars)


ACCOUNTING POLICY

The results have been translated into US dollars using an average exchange rate for the period.

Assets and liabilities are translated at the period end using the rate of exchange ruling at the balance sheet date and the related translation adjustment is recorded as a direct adjustment to shareholders' funds.

                                     PROFIT AND LOSS               BALANCE SHEET
                                        AVERAGE RATE                CLOSING RATE               HISTORIC RATE
31 March 1996                                 1.5400                      1.5265                      1.5258
31 December 1996                              1.6660                      1.7110                      1.5258
30 September 1997                             1.6304                      1.6154                      1.5258

                                   SIGNATURE
                                   ---------


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              WATERS CORPORATION



Dated: December 5, 1997            By:   /s/ Philip S. Taymor
                                         ---------------------------------------
                                               Philip S. Taymor
                                               Senior Vice President
                                               Chief Financial Officer

                                 EXHIBIT INDEX


Exhibit No.                             Document                       Page
-------------   --------------------------------------------------  ------------

        2.1      Agreement for the Sale and Purchase of Micromass
                 Limited dated as of September 12, 1997, between Micromass Limited, Schroder UK Buy-Out Fund
                 III Trust I and Others, Waters Corporation and
                 Waters Technologies Corporation. (Incorporated by reference to the Registrant's Current Report on Form 8-K, filed October 8, 1997.)

       23.1      Consent of KPMG.